EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT



Board of Directors
Spartan Motors, Inc.
Charlotte, Michigan


We consent to the incorporation by reference in Registration Statement No. 33-28432 of Spartan Motors, Inc. on Form S-8 and Registration Statement No. 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated March 4, 1996, appearing in this Annual Report on Form 10-K of Spartan Motors, Inc. for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

Lansing, Michigan
March 25, 1996